SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

Littlefield Corporation
(Exact name of registrant as specified in its charter)

Delaware	74-2723809
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No)

2501 North Lamar Blvd.
Austin, Texas 78705
(512) 476-5141
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Full Title of Plans:
Littlefield Corporation 2002 Stock Option Plan
Compensatory Stock Awards
(Full title of the plans)

Jeffrey L. Minch
President and Chief Executive Officer
2501 North Lamar Boulevard
Austin, Texas 78705
(512) 476-5141

(Name, address and telephone number of agent for service)

Copy to:
Lee Polson
Strasburger & Price, LLP
600 Congress Avenue, Suite 2600
Austin, Texas 78701
(512) 499-3600

CALCULATION OF REGISTRATION FEE

Under the 2002 Stock Option Plan:

Title of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock (3), (4)	3,000,000	$ 1.17	$ 3,510,000	$ 877.50
Common Stock (5)	164,373	1.17	192,316	48.08
Total	3,164,373		$ 3,702,316	$ 925.58

(1) Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the plans as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.

(2) The offering price and amount of fee for these shares were computed based on the average of the high and low prices of our common stock as reported by Nasdaq on July 1, 2002.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(4) These shares underlie options issuable under the Littlefield 2002 Stock Option Plan.

(5) These shares were issued to directors of Littlefield as compensation for their services.

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Explanatory Note

This registration statement includes two parts. The documents constituting the prospectus under Part I of this registration statement for the Littlefield Corporation 2002 Stock Option Plan (the "Plan Prospectus") will be sent or given to participants in the Stock Option Plan as specified by Rule 428(b) under the Securities Act of 1933 (the "Securities Act"). The Plan Prospectus has been omitted from this registration statement as permitted by Part I of Form S-8. The second prospectus (the "Reoffer Prospectus") to be used in connection with reoffers and resales of Littlefield common stock issued to Littlefield's directors as compensation for their services. The Reoffer Prospectus is filed as part of this registration statement as required by Form S-8.

PART I - INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1 - Plan Information
The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Littlefield Corporation 2002 Stock Option Plan as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the Plan Prospectus, meeting the requirements of Section 10(a) of the Securities Act. The Reoffer Prospectus to be used in connection with sales of common stock issued to Littlefield's directors as compensation for their services will be used to meet the requirements of Section 10(a) of the Securities Act with respect to those securities.

Item 2 - Registrant Information and Employee Plan Information
Upon written or oral request by a participant in the Plan listed in Item 1, Littlefield will provide any of the documents incorporated by reference in Part II, Item 3 of this registration statement (which documents are incorporated by reference into the Plan Prospectus, any documents required to be delivered to participants pursuant to Rule 428(b) and other additional information about the Plan. All of such documents and information will be available without charge. Any and all requests should be directed to Kathryn L. Scanlon, Secretary, 2501 North Lamar Boulevard, Austin, Texas 78705 (telephone 512-476-5141).

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REOFFER PROSPECTUS

Littlefield Corporation
2501 North Lamar Blvd.
Austin, Texas 78705
(512) 476-5141

164,373 SHARES OF COMMON STOCK

This reoffer prospectus relates to up to 164,373 shares of the common stock, par value $0.001 per share, of Littlefield Corporation (“Littlefield”) which may be offered from time to time by the selling shareholders, who are “affiliates” (as that term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933). The selling shareholders acquired the shares pursuant to grants as compensation for their services as directors.

Our stock is traded on the NASDAQ Stock Market (symbol LTFD). On July 1, 2002, the average of the high and low price of our stock on NASDAQ was $1.17 per share.

The selling shareholders may offer the shares for sale at prevailing prices on the NASDAQ Stock Market on the date of sale. They may also sell their shares in private transactions under Rule 144, pledge their shares from time to time, or make a gift of the shares.

We will not receive any proceeds from the sales of the shares by the selling shareholders. We paid the cost of the preparation of this prospectus and of registration. All brokerage commission, discounts and other selling expenses will be incurred and borne by the individual selling shareholders.

Please read the Risk Factors listed on page 4 of this reoffer prospectus.

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. Littlefield has not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

July 3, 2002

TABLE OF CONTENTS

1 - SUMMARY OF THE COMPANY AND THIS OFFERING		3
1.1	The Company	3
1.2	The Offering	3

2 - RISK FACTORS		4
2.1	We need to grow through establishing and acquiring new bingo halls.	4
2.2	We may not be able to successfully compete with other bingo operations.	4
2.3	If our president leaves, our operations and growth could be slowed.	4
2.4	Our business is subject to heavy government regulation.	4
2.5	The sale of large amounts or our stock could reduce our stock price.	5

3 - USE OF PROCEEDS		5

4 - SELLING SHAREHOLDERS		5

5 - PLAN OF DISTRIBUTION		6

6 - INCORPORATION BY REFERENCE		6

7 - INDEMNIFICATION OF DIRECTORS AND OFFICERS		8

Dealer Prospectus Delivery Obligation:

Until August 12, 2002 (40 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Littlefield Corporation
2501 North Lamar Blvd.
Austin, Texas 78705
(512) 476-5141

164,373 shares of common stock

1 - SUMMARY OF THE COMPANY AND THIS OFFERING

This Reoffer Prospectus contains certain forward-looking statements within the meaning of the federal securities laws. Actual results could differ materially from those projected in the forward-looking statements due to a number of factors, including those set forth under "Risk Factors" and elsewhere in this Reoffer Prospectus.

1.1 The Company

We develop, own and operate charitable bingo halls and gaming and amusement arcades. We also operate party rental and catering companies. We currently operate 23 charitable bingo halls in Texas, Alabama, and South Carolina. We own gaming and amusement locations in Alabama, and in 2001, we acquired custom catering and party event operations in Austin, Texas.

1.2 The Offering

Common stock outstanding as of June 10, 2002	8,122,152

Shares offered by selling shareholders	164,373

Shares offered by Littlefield	None

Use of Proceeds	Littlefield will not receive any proceeds from the sale of the shares by the selling shareholders.

The sales may occur in transactions on the NASDAQ Small Cap Market at prevailing market prices or in negotiated transactions. We are paying for the expenses incurred in registering the Shares, including legal fees.

The shares being sold are "restricted securities" under the Securities Act of 1933 (the "1933 Act") before their sale under the Reoffer Prospectus. The Reoffer Prospectus has been prepared for the purpose of registering the Shares under the 1933 Act to allow for future sales by the selling shareholder to the public without restriction. To our knowledge, the selling shareholders have no arrangement with any brokerage firm for the sale of the Shares. The selling shareholders may be deemed to be "underwriters" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with resales of the shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

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2 - RISK FACTORS

In this section we highlight the risks associated with our business and operations. Prospective investors should carefully consider the following risk factors when evaluating an investment in the common stock offered by this Prospectus.

2.1 We need to grow through establishing and acquiring new bingo halls.

Our success depends on our ability to continue to expand operations through the acquisition of bingo halls and the establishment of new halls. Risks related to acquisition and expansion include the risk that we could not efficiently operate additional halls, existence of undisclosed actual or contingent liabilities associated with acquired halls, inability to fund working capital requirements of additional halls and inability to locate and/or establish halls which have a positive effect on our operations.

2.2 We may not be able to successfully compete with other bingo operations.

Our unit of competition is an individual bingo hall. Competition is further subdivided by the time of day or night that a bingo hall operates. A bingo hall could generally be a daytime hall, a nighttime hall or a late night hall. In certain jurisdictions, we would like to operate at all three times – day/night/late night. An individual bingo hall competes within a trade area of approximately fifteen (15) miles against other bingo halls operating at the same time. The principle methods of competition used, once an ideal location is obtained, include providing clean, safe and attractive facilities, creating customer loyalty through various marketing efforts, and other promotional programs to stimulate interest in not only playing the game of bingo, but in frequenting our bingo locations specifically. Our combined industry knowledge also gives us a competitive advantage when negotiating with the various charities to use our facilities for their operations. We expect to encounter increased competition as we acquire additional bingo halls. Other forms of gaming, principally non-charity operations, also represent competitive challenges. If we are unable to use our resources to successfully compete, our expansion and our future profitability will be harmed.

2.3 If our president leaves, it could slow our operations and growth.

Our business will depend on the continued services of our president and chief executive officer, Jeffrey L. Minch. We have an employment agreement with Mr. Minch which ends in December 2005. Mr. Minch has also personally guaranteed loans to the company, totaling more than $500,000 at December 31, 2001. The loss of his services would be particularly detrimental in light of his management experience and financial commitments on behalf of the company, which has enabled us to reduce legal risks, more effectively manage assets and make better acquisition decisions over the past two years.

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2.4 Our business is subject to heavy government regulation.

In the three states where we currently operate (as well as in the rest of the U.S. where bingo is permitted), state and/or local laws regulate bingo halls and restrict their operations. Furthermore, regulatory schemes vary widely from jurisdiction to jurisdiction. State or local regulations often limit the amount of revenues we can generate by limiting the number of sessions, revenues per session, number of locations that can be operated and other matters. Our success depends on continued compliance with state and local regulations, which could change or even prohibit bingo operations in the future.

2.5 The sale of large amounts of our stock could reduce our stock price.

A large number of shares of our common stock presently outstanding are currently eligible for public sale under the Securities Act of 1933, and registration of the shares described in this Reoffer Prospectus will increase that amount. Possible or actual sales in the future by existing shareholders could depress the price of our stock in the open market.

3 - USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Shares by the selling shareholders.

4 - SELLING SHAREHOLDERS

The Shares to which this Reoffer Prospectus relates are being registered for reoffers and resales by the selling shareholders, who acquired as compensation for their services as directors of Littlefield. The selling shareholders may resell all, a portion or none of such Shares from time to time.

The table below sets forth with respect to the selling shareholders, based upon information available to the Company as of June 10, 2002, the number of Shares owned, the number of Shares registered by this Reoffer Prospectus and the number and percent of outstanding Shares that will be owned after the sale of the registered Shares assuming the sale of all of the registered Shares.

Shareholder	Relationship to Littlefield	Shares Owned Before Sale	Shares Offered in Sale	Shares Owned After Sale	Percentage Owned After Sale (1)
Daniel Deloney (2)	Director & Chairman	817,750	28,234	789,516	9.7%
Gordon R. McNutt (2)	Director	42,500	24,500	18,000	*
F. Gary Valdez (2)	Director	12,819	11,639	1,180	*
Jeffrey L. Minch (3), (4)	Director & President	4,423,900	100,000	4,323,900	44.9%
Total		5,296,969	164,373	5,132,596	53.3%

(1) Based on 8,122,152 shares issued and outstanding on June 10, 2002. Under SEC rules, we calculate the percentage ownership of each person who owns exercisable options by adding (1) the number of options for that person to (2) the number of total shares outstanding, and dividing that result into (3) the total number of shares and exercisable options owned by that person. An asterisk (*) indicates less than 1% ownership.

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(2) The shares being registered for sale by the three non-employee directors were issued as compensation for their service on the board of directors.

(3) Mr. Minch owns 2,923,900 shares and has received an option to purchase an additional 1,500,000 shares of Littlefield's common stock pursuant to the 2002 Employee Stock Option Plan, for the total of 4,423,900 shares shown in the foregoing table. The shares underlying the options, together with the remaining shares issuable under the 2002 Employee Stock Option Plan, are also being registered pursuant to this registration statement, but they are not included in this prospectus or the above Selling Shareholders' table. The shares being registered for Mr. Minch and included in the above table were issued to Mr. Minch pursuant to his 1999 employment agreement with the company, for achieving a performance goal.

(4) Although Mr. Minch's compensatory shares are being registered along with those of the other directors, Mr. Minch does not presently intend to sell his shares.

5 - PLAN OF DISTRIBUTION

The selling shareholders may sell the Shares for value from time to time under this Reoffer Prospectus in one or more transactions on the NASDAQ Small Cap Market System maintained by NASDAQ, or other exchange, in a negotiated transaction or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

The selling shareholders and any broker-dealers that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any commissions received by them and any profit on the resale of the Shares sold by them may be deemed to be underwriting discounts and commissions under the 1933 Act. All selling and other expenses incurred by the selling shareholders will be borne by the selling shareholders. In addition to any Shares sold pursuant to this prospectus, the selling shareholders may, at the same time, sell any shares of common stock, including the Shares, owned by him or her in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Reoffer Prospectus.

Neither Littlefield nor the selling shareholders can be sure that the selling shareholders will sell all or any portion of the Shares offered.

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Littlefield will pay all expenses in connection with this offering including the legal fees incurred in connection with the preparation of this registration statement and will not receive any proceeds from sales of any Shares by the selling shareholders.

6 - INCORPORATION BY REFERENCE

The SEC allows Littlefield to "incorporate by reference" information into this Reoffer Prospectus, which means that it can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Reoffer Prospectus, except for any information superseded by information in this Reoffer Prospectus.

The following documents filed by Littlefield (SEC file number 000-13530) with the Commission are hereby incorporated by reference:

- Form 10-KSB for fiscal year ended December 31, 2001, filed with the Commission on March 22, 2002;

- Form 10-QSB for the fiscal quarter ended March 31, 2002, filed with the Commission on May 14, 2002;

- the description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on December 13, 1994, under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description; and

- the Proxy Statement for the 2002 Annual Meeting of Shareholders, which is included in the Definitive Schedule 14A filed with the Commission on March 22, 2002.

All documents subsequently filed by Littlefield pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. The statements in this document will modify and supersede any inconsistent statements contained in a document incorporated or deemed incorporated in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus, or made herein, is modified or superseded for purposes of this Prospectus to the extent that a statement contained in this registration statement or in any subsequently filed document, which also is incorporated by reference, modifies or supersedes the statement. Any statement that is modified or superseded does not, except as modified or superseded, constitute a part of this Prospectus.

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Littlefield will provide without charge to each person to whom a copy of this Reoffer Prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference into this Reoffer Prospectus (excluding exhibits unless the exhibits are specifically incorporated by reference into the information the Reoffer Prospectus incorporates). Requests should be directed to Jeffrey Minch at Littlefield's executive offices, located at 2501 Lamar Blvd., Austin, Texas 78705. Littlefield's telephone number is (512) 476-5141. Our website address is www.littlefield.com.

Littlefield files annual, quarterly and period reports, proxy statements and other information with the Securities and Exchange Commission using the SEC's EDGAR system. The SEC maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding us and other registrants that file reports electronically with the SEC. You may read and copy any materials that Littlefield files with the SEC at its Public Reference Room at 450 5th Street, N.W., Washington, D.C. 20549. Littlefield’s common stock is listed on the NASDAQ Stock Market, under the symbol LTFD. Please call the SEC at 1-800-SEC-0330 for further information about their public reference rooms.

Littlefield furnishes its shareholders with a copy of its annual report on Form 10-KSB, which contains audited financial statements, and such other reports as Littlefield, from time to time, deems appropriate or as may be required by law. Littlefield uses the calendar year as our fiscal year.

You should rely only on the information contained in this document or to which Littlefield has referred you. Littlefield has not authorized anyone to provide you with information that is inconsistent with information contained in this document or any document incorporated herein. This prospectus is not an offer to sell these securities in any state where the offer or sale of these securities is not permitted. The information in this prospectus is current as of the date it is mailed to security holders, and not necessarily as of any later date. If any material change occurs during the period that this prospectus is required to be delivered, this prospectus will be supplemented or amended.

7 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

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Our Bylaws provide that we shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the general corporation law of Delaware and our Certificate of Incorporation.

Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise before such amendment or repeal.

The Securities and Exchange Commission has stated that, in its opinion, indemnification of officers and directors for violations of federal securities laws is unenforceable and void as a matter of public policy.

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PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3 Incorporation of Documents by Reference.

The following documents filed by the Company (SEC file number 000-13530) with the Commission are hereby incorporated by reference:

- Form 10-KSB for fiscal year ended December 31, 2001, filed with the Commission on March 22, 2002;

- Form 10-QSB for the fiscal quarter ended March 31, 2002, filed with the Commission on May 14, 2002.

- the description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on December 13, 1994.

- the Proxy Statement for the 2002 Annual Meeting of Shareholders, filed with the Commission with Littlefield's Definitive Schedule 14A on March 22, 2002.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. The statements in this document will modify and supercede any inconsistent statements contained in a document incorporated or deemed incorporated in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

ITEM 4. - DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. - INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6. - INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

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Littlefield's By-laws provide that Littlefield shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the general corporation law of Delaware and the Certificate of Incorporation.

Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise before such amendment or repeal.

The Securities and Exchange Commission has stated that, in its opinion, indemnification of officers and directors for violations of federal securities laws is unenforceable and void as a matter of public policy.

ITEM 7. - EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. - EXHIBITS.

The following exhibits are filed as part of this Registration Statement:

Certain of the Exhibits set forth in the following index are incorporated by reference.

5.1*	Opinion of Strasburger & Price, L.L.P. regarding legality of the Common Stock being registered
23.1*	Consent of Accountant
23.2*	Consent of Strasburger & Price, L.L.P. (included in opinion filed as Exhibit 5.1)
24.1*	Power of Attorney (see signature page)
99.1	Littlefield Corporation 2002 Stock Option Plan (incorporated by reference to Exhibit A to the Definitive Schedule 14A and Proxy Statement filed with the SEC by the corporation on March 22, 2002)

----------
* Filed with this Form S-8.

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ITEM 9. UNDERTAKINGS.

The undersigned registrant undertakes:

(a) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(1) include any prospectus required by section 10(a)(3) of the Securities Act.

(2) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission as required by to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(3) To include any additional or changed material information on the plan of distribution.

(b) That, for determining liability under the Securities Act of 1933, the Registrant will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(c) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

The undersigned Registrant undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report as required by Section 13(a) or 15(d) of the Securities Exchange Act of 1934 shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Because indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers, and controlling persons of the Registrant according to the provisions set forth or described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on July 3, 2002.

Littlefield Corporation

By:	/s/ Jeffrey L. Minch
Jeffrey L. Minch, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of Littlefield Corporation, a Delaware corporation, for himself and not for one another, does hereby constitute and appoint Jeffrey L. Minch, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments, including post-effective amendments, to this Registration Statement, and to sign a Registration Statement pursuant to Section 462(b) of the Securities Act of 1933, and to cause the same (together with all Exhibits thereto) to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on July 3, 2002 by the following persons in the capacities indicated.

By:	/s/ Jeffrey L. Minch
Jeffrey L. Minch, Director, President and Chief Executive Officer

By:	/s/ Kathy Scanlon
Kathy Scanlon, Secretary and Treasurer (Chief Accounting Officer)

By:	/s/ Daniel W. Deloney
Daniel W. Deloney, Director

By:	/s/ Gordon McNutt
Gordon McNutt, Director

By:	/s/ F. Gary Valdez
F. Gary Valdez, Director

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